EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements (Form S-3 Nos. 333-106140, 333-74578, 333-69501, and 333-108141, and Form S-3ASR No. 333-144339) of RF Micro Devices, Inc., and

(2)	Registration Statement (Form S-4 No. 333-146027) of RF Micro Devices, Inc., and

(3)	Registration Statements (Form S-8 Nos. 333-155524, 333-136250, 333-136251, 333-136252, 333-127300, 333-107805, 333-102048, 333-74230, 333-93095, 333-31037, and 333-147432) pertaining to various equity incentive and employee benefit plans of RF Micro Devices, Inc.;
of our report dated May 26, 2009 (except for Note 2A as to which the date is July 31, 2009), with respect to the consolidated financial statements of RF Micro Devices, Inc. and subsidiaries included herein, and the financial statement schedule of RF Micro Devices, Inc. and subsidiaries included in its Annual Report on Form 10-K for the fiscal year ended March 28, 2009 and our report dated May 26, 2009, with respect to the effectiveness of internal control over financial reporting of RF Micro Devices, Inc. and subsidiaries included herein.

/s/ Ernst & Young LLP
Greensboro, North Carolina
July 31, 2009